Code of Ethics ClearBridge Investments Limited (CIL) ClearBridge Investments (North America) Pty Limited (CINA) (the above entities are referred to as “ClearBridge” for the purposes of this policy. ClearBridge and ClearBridge Investments, LLC. are collectively referred to as “ClearBridge Investments”.) Document Owner: Head of Legal, Risk & Compliance This document is confidential and is only intended for the purposes of the above entities. This document may only be provided to third parties with the express prior written approval of the Head of Legal, Risk & Compliance. No recipient is authorised to pass this document or its contents on to any other person whatsoever or reproduce it by any means. All intellectual property contained in this document remains the property of the above entities and any rights in relation to this intellectual property are not intended to be diluted by the distribution of this document. October 2025 Code of Ethics Background ClearBridge provides investment management and advisory services to clients in Australia, the Asia Pacific, the United States, Canada, the U.K., Europe and the Middle East. CIL holds an Australian Financial Services Licence with the Australian Securities & Investments Commission. CINA is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 (the Advisers Act). CINA also provides investment advisory services to funds that are registered under the Investment Company Act of 1940 (Investment Company Act). CIL and CINA have entered into a Memorandum of Understanding (MOU) whereby CINA has appointed as “associated persons” all of the employees of CIL. As such, all employees of CIL are required to meet: 1) Applicable provisions of the Securities Act 1933, and related rules thereunder 2) Applicable provisions of the Securities Exchange Act of 1934 and related rules thereunder 3) Applicable provisions of the Investment Advisers Act of 1940 and related rules thereunder 4) Applicable provisions of the Investment Company Act of 1940 and related rules thereunder 5) Applicable provisions of the Employee Retirement Income Security Act of 1974 and related rules thereunder. This Code of Ethics is designed to meet the requirements of each of the above registrations and the MOU. Code of Ethics Set forth below is the Code of Ethics (the Code) for ClearBridge as required by Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the Investment Company Act. This Code is based on the principle that ClearBridge and its employees owe a fiduciary duty to clients, and that all persons covered by this Code must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest, or (ii) otherwise interfere with ClearBridge’s ability to make decisions in the best interests of any of its clients. This Code applies to all officers, directors and employees (full and part time) of ClearBridge as well as certain interns and consultant employees as designated by the Head of Legal, Risk & Compliance/Chief Compliance Officer from time to time (Access Persons). Statement of Policies (A) Standards of Business Conduct All Access Persons must comply with the following standards of business conduct: 1) Clients Come First. At all times, Access Persons are required to place the interests of clients before their own and not to take inappropriate advantage of their position with ClearBridge. An Access Person may not induce or cause a client to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the client. 2) Do Not Take Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of transactions or portfolio holdings of investment companies and separate accounts managed by ClearBridge to engage in short term or other abusive trading. 3) Avoid Conflicts of Interest. Conflicts of interest may arise in situations where client relationships may tempt preferential treatment, e.g., where account size or fee structure would make it more beneficial for the adviser to allocate certain trades to a client. Conflicts of interest may also arise in connection with securities transactions by employees of the adviser, especially those employees who are aware of actual transactions or client holdings or transactions under consideration for clients. Compliance policies and procedures have been adopted by ClearBridge in order to meet all legal obligations to our clients, particularly those arising under the U.S. federal securities laws and ERISA. Procedures have been instituted to mitigate or obviate actual or potential conflicts of interest. The Legal, Risk & Compliance team’s role is to ensure that appropriate procedures are adopted by the business and to monitor to ascertain that such procedures are followed. Any questions relating to this Code or other policies or procedures should be addressed to the Head of Legal, Risk & Compliance. (B) Confidentiality Access Persons are expected to honour the confidential nature of company and client affairs. Confidential information shall not be communicated outside of ClearBridge or to other affiliated companies of Franklin Resources, Inc. (Franklin), in compliance with the Information Barrier Policy, and shall only be communicated within ClearBridge Investments on a "need to know" basis. Access Persons must also avoid making unnecessary disclosure of ANY internal information concerning ClearBridge Investments, Franklin, or their affiliates and their business relationships. For information relating to “material non-public information” and “insider trading,” please see ClearBridge’s Material Non-Public Information Policy. (C) Requirements (i) All Access Persons who are subject to this Code are required to comply with all financial services, and other pertinent laws in each jurisdiction applicable to ClearBridge’s business. (ii) All Access Persons are required to comply with the Personal Trading Policy incorporated herein. (D) Duty to Report and Non-Retaliation Policy Should an employee become aware of any conduct which the employee believes may constitute a violation of this Code, the law or regulation, or any ClearBridge policy, the employee must promptly report such conduct to the Head of Legal, Risk & Compliance or her designee. All information about potential or suspected violations reported to the Head of Legal, Risk & Compliance will be investigated, and the identity of the reporting person will be kept confidential. ClearBridge’s Whistleblower Policy prohibits any retaliatory action against a reporting person, including discharge, demotion, suspension, threats or harassment. (E) Administration of the Code Monitoring of compliance with the Code is conducted by the Legal, Risk & Compliance team. Any violation of this Code by Access Persons will be considered serious and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, deduction from discretionary bonus or censure and suspension or termination of employment. Any violation of this Code will be reported by the Legal, Risk & Compliance team, to the person’s supervisor, and, as appropriate, to ClearBridge’s senior management and/or to the Chief Compliance Officers of any funds managed by ClearBridge. The Legal, Risk & Compliance team is responsible for ensuring that a copy of the Code is delivered to all persons at the commencement of their employment with ClearBridge. As a condition of continuing employment, each employee is required to acknowledge, in writing (see Exhibit A), receipt of a copy of the Code and that s/he understands his/her obligations and responsibilities hereunder within 10 days of commencement of employment. Each Access Person is also obligated to acknowledge receipt of any amendments to the Code. On an annual basis, each Access Person must certify that s/he has complied with the Code. (F) Outside Directorships Access Persons must obtain approval, in accordance with the Outside Business and Other Affiliations Policy, prior to accepting an appointment to serve as a director on a Pty Limited or non-listed public company (see Exhibit B). Access Persons are prohibited from serving on the board of directors of any publicly listed or traded company or of any company whose securities are held in any client portfolio, except with the prior authorisation (see Exhibit B) of the Head of Legal, Risk & Compliance, the General Counsel of ClearBridge Investments and the CIO based upon a determination that the board service would be consistent with the best interests of ClearBridge’s clients. If permission to serve as a director is given, the company will be placed on a Restricted List. Transactions in that company's securities for client and personal securities accounts will only be authorised when certification has been obtained from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities. (G) Questions All questions about an individual's responsibilities and obligations under the Code of Ethics should be referred to ClearBridge’s Head of Legal, Risk & Compliance or her designee. PERSONAL TRADING POLICY While Access Persons are neither prohibited from holding individual securities nor engaging in individual securities transactions, by promulgating this Policy, ClearBridge is not endorsing or encouraging such activity. ClearBridge recognises that in its role as an investment adviser, its responsibility is to its clients and their investments. Clients always come first. ClearBridge believes that its primary obligation is that any potential investment first be considered from the perspective of its appropriateness for any client portfolios. Only after it is determined that it is not appropriate for any client should an employee consider it for a personal account. Summary All Access Persons are subject to the restrictions contained in this Personal Trading Policy (the Policy) with respect to their securities transactions. The following serves as a summary of the most common restrictions. Please refer to specific sections that follow this summary for more detail, including definitions of persons covered by this Policy, accounts covered by this Policy (Covered Accounts), securities covered by this Policy (Covered Securities), reports required by this Policy (Reports) and the procedures for compliance with this Policy.  All purchases or sales of equity securities and securities convertible into equity securities (generally, stocks, convertible bonds and their equivalents) by Access Persons, and certain of their family members, must be precleared, except as noted below.  All Access Persons must execute their transactions in Covered Securities through an approved broker which is: (i) capable of feeding transaction and holding information to ClearBridge via Protegent PTA® or (ii) send duplicate confirmations and periodic statements to the Legal, Risk & Compliance team (Approved Brokers).  Portfolio Managers and Portfolio Analysts are prohibited from purchasing or selling a Covered Security within seven calendar days before or after an account managed by them has traded in the same (or a related) security, unless a de minimis exception applies. This includes a change in a model utilised in a retail “SMA” or “wrap” program or other agreement for the provision of non-discretionary model portfolio services.  All other Access Persons are prohibited from transacting in a Covered Security on any day a client is trading in such security, unless a de minimis exception applies.  De Minimis exception: Transactions involving shares in certain companies will be approved regardless of whether there are outstanding client orders. This exception applies to transactions in securities involving no more than the greater in value of 500 shares or AUD50,000 in exposure during any 7-calendar day period, per issuer in companies with market capitalisations of AUD5billion or more.  Access Persons are prohibited from profiting from the purchase and sale of a Covered Security, or a related security, within 60 calendar days.  Portfolio Managers are prohibited from buying securities, directly or indirectly, in an initial public offering, other than an offering in closed end funds with the prior permission of the Chief Investment Officer (CIO) and the Head of Legal, Risk & Compliance. Any other Access Person wishing to buy securities, directly or indirectly, in an initial public offering must receive prior permission from the Chief Investment Officer (or his designee) and the Head of Legal, Risk & Compliance (or her designee).  Any Access Person wishing to buy securities, directly or indirectly, in a private placement must receive prior permission from the Chief Investment Officer (or his designee) and the Head of Legal, Risk & Compliance (see Exhibit D).  All Access Persons must report all trades in Reportable Funds, as defined, below.  Funds managed, advised or sub-advised by ClearBridge (Managed Funds): i) Units and Shares must be held in an Approved Brokerage Account, or other account as authorised by the Head of Legal, Risk & Compliance in accordance with this Code. Legal, Risk & Compliance must be notified of directly held proprietary funds.

Definitions Access Person - means an employee, director or officer of ClearBridge or an employee consultant/intern designated as Access Person from time to time. Notwithstanding anything herein to the contrary, this Code does not cover any individual already covered under the applicable Code of Ethics of their employing entity or the Franklin Resources, Inc.’s 17j-1/Personal Trading Policy (the Franklin Access Persons), including, without limitation any other employee of Franklin who may be considered an “Access Person” to ClearBridge (as such term is defined in Rule 204A-1 under the Advisers Act), unless such person has been designated as an Access Person subject to this Code by the Head of Legal, Risk & Compliance. ClearBridge hereby confirms that the Franklin Regulatory Compliance Department (or their authorised delegate) is responsible for monitoring the Franklin Access Persons’ compliance with the Franklin 17j-1/Personal Trading Policy and for enforcing the provisions of such policy against such persons. Portfolio Analyst - means any research analyst who supports one or more specific investment management teams. Covered Securities - means stocks, notes, bonds, closed-end funds, exchange-traded funds, offshore funds, hedge funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts and futures. Managed Funds and Reportable Funds, as defined herein, are also Covered Securities. The same limitations of this Code pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security. Covered Account - means an account in which Covered Securities are owned by an Access Person or an account in which the Access Person has a Beneficial Interest, as defined below. A Covered Account includes all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account does not hold Covered Securities, if it has the capability of holding Covered Securities, the account must be disclosed). Funds held directly with fund companies do not need to be disclosed if no Managed Funds (as defined below) or Reportable Funds (as defined below) are held in such accounts. Securities and Transactions not covered by this policy include:  shares in any open-end U.S. registered investment company (mutual fund), which is not managed, advised or sub-advised by ClearBridge or a Franklin affiliate  shares issued by money market funds, including Reportable Funds  shares issued by U.S. unit investment trusts that are invested exclusively in one or more open-ended funds other than Reportable Funds  shares/units issued by entities that are neither Managed Funds nor Reportable Funds, including all non-discretionary components of superannuation funds and units in funds managed by non-Franklin /affiliate entities  securities which are direct obligations of the U.S. or other Government (i.e., Treasuries)  bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments.1 IF A SECURITY IS NOT COVERED BY THIS POLICY, YOU MAY PURCHASE OR SELL IT WITHOUT OBTAINING PRECLEARANCE AND YOU DO NOT HAVE TO REPORT IT. Approved Broker - means any broker/dealer who feeds transaction and holding information to ClearBridge through Protegent PTA®, or other reliable methodology as approved by the Head of Legal, Risk & Compliance. Managed Funds - means any funds managed, advised or sub-advised by ClearBridge such as (i) U.S. registered investment companies (ii) Australian registered schemes (iii) proprietary as well as non-proprietary funds, open-end, closed-end and exchange-traded funds (ETFs). Access Persons are prohibited from engaging in short sales of ETFs managed by ClearBridge, except short sales against the box. 1 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognised Statistical Rating Organisation, or which is unrated but is of comparable quality. Reportable Funds - means any fund registered under the Investment Company Act advised or sub-advised by ClearBridge and its affiliates. A list of Reportable Funds is provided by Franklin to its affiliates on a quarterly basis. They can include proprietary and non-proprietary funds. Beneficial Interest - means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in a Covered Security. You are deemed to have a Beneficial Interest in the following: (1) any Security owned individually by you; (2) any Security owned jointly by you with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and (3) any Security in which a member of your immediate family has a Beneficial Interest if the Security is held in an account over which you have decision making authority (for example, you act as trustee, executor, or guardian). You are deemed to have a Beneficial Interest in accounts held by your spouse, minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, in-laws and adoptive relationships) who share your household. In addition, you are deemed to have a Beneficial Interest in accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other's support). This presumption may be rebutted by convincing evidence that the profits derived from transactions in the Covered Securities will not provide you with any economic benefit. You have a Beneficial Interest in the following:  your interest as a general partner in Covered Securities held by a general or limited partnership;  your interest as a manager-member in the Covered Securities held by a limited liability company;  your interest as a member of an “investment club” or an organisation that is formed for the purpose of investing a pool of monies in Covered Securities;  your ownership of Covered Securities as trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust;  your ownership of a vested interest in a trust;  your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust. You do not have a Beneficial Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest unless you are a controlling equity holder, or you have or share investment control over the Covered Securities held by the entity. IF YOU ARE IN ANY DOUBT AS TO WHETHER AN ACCOUNT FALLS WITHIN THE DEFINITION OF COVERED ACCOUNT OR WHETHER YOU WOULD BE DEEMED TO HAVE A BENEFICIAL INTEREST IN AN ACCOUNT, PLEASE SEE LEGAL, RISK & COMPLIANCE. BLACKOUT PERIODS Portfolio Managers and Portfolio Analysts In order to prevent buying or selling securities in competition with orders for clients, or from taking advantage of knowledge of securities being considered for purchase or sale for clients, Portfolio Managers and Portfolio Analysts will not be able to execute a trade in a Covered Security within seven calendar days before or after an account managed by ClearBridge has traded in the same (or a related) security (the Blackout Period). The Blackout Period also applies to securities added to, or sold from a model utilised in a retail “SMA” or “wrap” program or model the subject of another agreement for the provision of non-discretionary model portfolio services. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. All Other Access Persons All other Access Persons are precluded from executing a trade in a Covered Security on the same day that there is a client order for the same (or a related) security, unless a de minimis exception applies. De Minimis Exception Transactions involving shares in certain companies will be approved regardless of whether there are outstanding client orders. This exception applies to transactions in securities involving no more than the greater in value of 500 shares or AUD50,000 in exposure during any 7-calendar day period, per issuer in companies with market capitalisations of AUD5billion or more. Preclearance is required for all de minimis transactions. 60 DAY HOLDING PERIOD Access Persons cannot purchase or sell the same Covered Security within 60 calendar days if such transactions will result in a profit, without the prior written permission of the Head of Legal, Risk & Compliance. Exceptions to the Holding Period The 60 Day Holding Period does not pertain to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out. The 60 Day Holding Period does not pertain to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out. ETFs* not managed by ClearBridge are also not subject to the 60 Day Holding Period. *Transactions in Single Stock and Single Stock Inverse ETFs are subject to the 60 Day Holding Period. GENERAL PRECLEARANCE  Preclearance is obtained through the Personal Trading Assistant found under “Compliance” on the ClearBridge Investments intranet site or via the Protegent PTA application through ClearBridge Okta.  Preclearance is valid until close of business on the business day during which preclearance was obtained. If the transaction has not been executed within that timeframe, a new preclearance must be obtained. PRECLEARANCE FOR IPOS  If an Access Person wishes to purchase an initial public offering, you must obtain permission from the CIO and the Head of Legal, Risk & Compliance through emailing aucompliance@clearbridge.com.  Portfolio Managers cannot participate in IPOs for their personal accounts except for offerings of closed end funds.  in a pre-IPO situation involving material non-public information (MNPI), you must immediately consult with the Head of Legal, Risk & Compliance prior to referring further for approval. PRECLEARANCE FOR PRIVATE PLACEMENTS  if you are a Portfolio Manager and you wish to purchase securities in a private placement, you must obtain permission from the CIO and the Head of Legal, Risk & Compliance through emailing aucompliance@clearbridge.com.  all other Access Persons must obtain the pre-approval of the CIO and the Head of Legal, Risk & Compliance.  if the private placement involves MNPI, you must immediately consult with the Head of Legal, Risk & Compliance prior to referring further for approval. The following transactions do not require pre-clearance (but must still be reported quarterly):  transactions involving Covered Securities in a Covered Account over which an Access Person has no direct or indirect influence or control such as where investment discretion is delegated in writing to an independent fiduciary/adviser. Fully discretionary accounts managed by either an internal or external investment adviser are permitted and may be custodied away from an Approved Broker if copies of periodic (monthly or quarterly) statements that contain transaction information as detailed under Reporting Requirements be sent to the Legal, Risk & Compliance team. The Access Person must ensure that there is no communication between the manager and the Access Person with regard to investment decisions prior to execution. The Access Person must provide the Legal, Risk & Compliance team with a copy of the advisory agreement reflecting that a third party has discretion and ensure that the Compliance function receives transactions and holdings information.  transactions in ETFs or exchange-traded notes (ETNs); however, they must be reported. Transactions in ETFs and ETNs which occur in a Covered Account do not need to be separately reported. Transactions in Single Stock and Single Stock Inverse ETFs require preclearance and are subject to the 60 Day Holding Period.  transactions in estate or trust accounts of which an Access Person or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the Access Person with regard to investment decisions prior to execution. The Access Person must direct the trustee/bank to furnish copies of statements that contain transaction information as detailed under Reporting Requirements to the Legal, Risk & Compliance team.  transactions which are non-volitional on the part of an Access Person (i.e., the receipt of securities pursuant to a stock dividend or merger, a gift or inheritance). However, the sale of securities acquired in a non-volitional manner is treated as any other transaction and subject to pre-clearance.  sales pursuant to a bona fide tender offer.  purchases of the stock of a company pursuant to an automatic investment plan which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. Payroll deduction contributions to managed funds are deemed to be pursuant to automatic investment plans. (Preclearance and reporting of particular instances of dividend reinvestment is not required; annual reporting of holdings is required).  the receipt or exercise of rights issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. However, if you purchase the rights from a third-party, the transaction must be pre-cleared. Likewise, the sale of such rights must be pre-cleared.  purchases and sales of Franklin’s publicly traded securities or the receipt or exercise of an employee stock option under any of Franklin’s employee stock plans. See below.  purchases of an employer’s securities done under a bona fide employee benefit plan or the receipt or exercise of options in an employer’s securities done under a bona fide employee stock option plan of a company not affiliated with Franklin by an employee of that company who is a member of an Access Person’s immediate family do not require preclearance. However, sales of the employer’s stock, whether part of the employee benefit or stock option plans, do require preclearance and reporting. Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of the employer are subject to the requirements of the Code, including preclearance, reporting and holding periods.  any transaction involving non-financial commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and options on futures.  any acquisition or disposition of a security in connection with an option-related transaction that has been previously approved. For example, if you received clearance to buy a call and then decide to exercise it, you are not required to obtain preclearance in order to exercise the call.  transactions involving options on broad-based indices, including, but not limited to, the S&P/ASX 200 and related indices, S&P Midcap 50, All Ordinaries Index, Accumulation Indices.  Access Persons desiring to make a bona fide gift or charitable contribution of Covered Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transactions. However, such gift or contribution must be reported in the next quarterly report (See “Reporting Requirements”).  fixed income investments other than fixed income securities convertible into equity securities.  transactions in open-end Managed Funds and Reportable Funds (including ETFs*). Note: transactions in all closed end funds, including ones managed by ClearBridge, do require preclearance. *Transactions in Single Stock and Single Stock Inverse ETFs require preclearance. SHORTING TRANSACTIONS IN FRANKLIN RESOURCES INC. SECURITIES AND CLOSED-END FUNDS Access Persons are prohibited from effecting short sales, including “short sales against the box” of securities issued by Franklin and securities issued by any closed-end fund sponsored or advised by any Franklin adviser. Also prohibited are economically equivalent transactions, whether in the form of call or put options, swap transactions or other derivative transactions, that would result in an Access Person having a net short exposure to Franklin or any closed-end fund sponsored or advised by the Franklin’s subsidiaries. The list of closed end funds sponsored or advised by such subsidiaries is contained in the list of Reportable Funds available in Protegent PTA.

REPORTING REQUIREMENTS

All Access Persons are required to immediately report the establishment of any new Covered Accounts to the Legal, Risk & Compliance, even if the Covered Account is with an Approved Broker. Access Persons are also required to report to the Legal, Risk & Compliance team the establishment of any account in a Managed Fund directly with the Funds' transfer agent.

The Approved Brokers provide the Legal, Risk & Compliance team with a daily report of all transactions executed by personnel. The Funds' transfer agent provides the Legal, Risk & Compliance team with transactions in the Managed Funds. If you have received permission to maintain a Covered Account at other than an Approved Broker, including spousal accounts for which you received a waiver from the requirement to preclear, you must arrange for the broker to provide Legal, Risk & Compliance with the following information.

Reports of Each Transaction in a Covered Security

Trade Reports

No later than at the opening of business on the business day following the day of execution of a trade for a Covered Account, the Legal, Risk & Compliance must be provided with the following information:

name of security
exchange ticker symbol or CUSIP
nature of transaction (purchase, sale, etc.)
number of shares/units or principal amount
price of transaction
date of trade
name of broker
the date the Access Person submits the report

Quarterly Reports

If you have engaged in a transaction that did not require preclearance but did require reporting, please confirm that Legal, Risk & Compliance has received the required information, as follows:

No later than 30 days after the end of each calendar quarter, each Access Person who maintains a Covered Account at other than an Approved Broker will provide Legal, Risk & Compliance with a report of all transactions in Covered Securities in the quarter, including the following information:

name of the Covered Security
exchange ticker symbol or CUSIP
nature of transaction (purchase, sale, etc.)
number of shares/units or principal amount
price of transaction
name of broker

Annual Reports

Within 30 days after the end of the calendar year, each Access Person must report all his/her holdings in Covered Securities as at December 31, including the title, exchange ticker symbol or CUSIP, number of shares and principal amount of each Covered Security the Access Person owns (as defined above) and the names of all Covered Accounts. The report will be made through certification on the Personal Trading Assistant. Any holdings that do not appear should be provided to Legal, Risk & Compliance for entry in the system prior to certification. Any Access Person failing to certify within the required time period will not be allowed to engage in any personal securities transactions.

Other Reports

Initial Employment

No later than 10 days after initial employment with ClearBridge, or notification of coverage under this Code, each Access Person must provide Legal, Risk & Compliance with a list of each Covered Security s/he owns (as defined above). The information provided, which must be current as of a date no more than 45 days prior to the date such person became an employee (or subject to this Code), must include the title of the security, the exchange ticker symbol or CUSIP, the number of shares owned (for equities) and principal amount (for debt securities), The Access Person must also provide information, which must include the name of the broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person. This information will be entered into the designated access portal by Legal, Risk & Compliance staff and must be certified to, electronically, by the Access Person before s/he can undertake any transactions. If the Access Person does not maintain a Covered Account with an Approved Broker, then the prior approval to trade under alternative arrangements must be pre-approved by the Head of Legal, Risk & Compliance.

Reportable Funds

No later than 30 days after the end of each calendar quarter, **TRANSACTIONS IN REPORTABLE FUNDS MUST BE REPORTED.**

The information on personal securities transactions received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security.

Administration of the Code

At least annually, the Head of Legal, Risk & Compliance, on behalf of ClearBridge, will furnish to the boards or to the Chief Compliance Officer of any U.S. registered investment company to which ClearBridge acts as adviser or sub-adviser, a written report that:

(i) Describes any issues arising under the Code or this Policy since the last report to the board, including, but not limited to, information about material violations of the Code or this Policy and sanctions imposed in response to the material violations; and

(ii) Certifies that the ClearBridge has adopted procedures reasonably necessary to prevent Access Persons from violating the Code or this Policy.

EXHIBIT A

SIGN AND RETURN TO CLEARBRIDGE LEGAL, RISK & COMPLIANCE TEAM IF YOU ARE A CLEARBRIDGE ACCESS PERSON

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for ClearBridge Investments Limited, dated ………………………. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Access Person Name (Print)……………………………………………………………………

Signature:…………………………………………………………………………………

Date: ……………………………………………………………………………………

Date of Hire:	
Job Title:	
Supervisor:	
Location:	
Telephone Number:	
Email:	

This Acknowledgement Form must be completed and returned within 10 days of commencing employment or as otherwise required from time to time to the Legal, Risk & Compliance team in person or via email at aucompliance@clearbridge.com.

EXHIBIT B

<u>OUTSIDE BUSINESS AFFILATION FORM</u>

Private or non-listed Public Companies

Employees must obtain written approval from the Head of Legal, Risk & Compliance and the CIO prior to serving as a Director on any private or non-listed public company.

Listed Public Companies

Access Persons must obtain prior written approval from the Head of Legal, Risk & Compliance, the General Counsel of ClearBridge Investments and the CIO to serve as a <u>director of any listed public company or any company whose securities are held by clients</u>. **Access Persons serving as outside directors are not entitled to indemnification or insurance coverage by ClearBridge or Franklin, unless service on the board is at the specific written request of ClearBridge and its affiliates.**

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY

Access Person Name ……………………………………………………………………………………

Access Person Title ……………………………………………………………………… Office Phone Number ……………………………………………

OUTSIDE BUSINESS ENTITY

1. Name of Entity ………………………………………………………………………………………………………

2. Type of Entity (e.g. private, unlisted public, listed public, trust or other) ……………………………………………………………………

3. Main Activity of the Entity …………………………………………………………………………

4. Your Proposed Title or Function……………………………………………………………………………

5. A Description of Duties……………………………………………………………………………………

Proposed Start Date	Proposed End Date / Ongoing	Annual Compensation (if applicable)
....	....	$ ....

Does this entity or any principal have an account or other business relationship with ClearBridge?	**NO**	**YES**	If Yes, Please Describe Relationship:

PLEASE COMPLETE THE BELOW QUESTIONS FOR ANY OUTSIDE DIRECTORSHIP:

a. Is the Directorship requested by ClearBridge or its affiliates?	**No**	**Yes**	If YES, attach copy of Request Letter and other details.
b. Do you know of any significant adverse information about the entity or any actual or potential conflict of interest between the entity and ClearBridge or its affiliates?	**No**	**Yes**	If YES, attach details.

c. For **LISTED AND UNLISTED PUBLIC COMPANIES**, please attach the most recent Annual Report **Attached**

d. For **PRIVATE COMPANIES**, please attach the most recent Audit Financial Statement **Attached**

e. Does the entity or any principal have an account or other business relationship with ClearBridge or its affiliates?	**No**	**Yes**	If YES, specify Account No. or describe relationship.

5. Additional Remarks ……

……

Access Person Representations:

I will not use any material non-public information gleaned through my directorship for my own benefit nor share any such information with others.

_______________________________ _______________________

Access Person Signature Date

Upon completion of this form, return to aucompliance@clearbridge.com.

APPROVALS FOR OUTSIDE BUINESS AFFILATION (OTHER THAN DIRECTORSHIP):

Head of Legal, Risk & Compliance Signature	Name	Date

ADDITIONAL APPROVALS FOR PRIVATE OR NON-LISTED PUBLIC COMPANY:

CIO Signature	Name	Date

ADDITIONAL APPROVALS FOR LISTED PUBLIC COMPANY:

General Counsel of ClearBridge Investments Signature	Name	Date

EXHIBIT C

OUTSIDE BROKERAGE ACCOUNT APPROVAL REQUEST FORM

Access Person name:……………………………………………………………

The following information is provided in order to obtain Legal, Risk & Compliance approval to open and/or maintain a brokerage account outside the approved list of brokers.

Outside Brokerage Firm name:……………………………………………………………………

Brokerage Firm Email Address:……………………………………………………………………

Account Number:……………………………………………………………………………………

Full Name of Account:………………………………………………………………………………

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside the approved list of brokers:

❑ The account is a fully discretionary account managed by an investment adviser with an AFS licence.

❑ The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained.

❑ The account is my spouse's individual account who works for a regulated entity.

❑ Estate or trust accounts of which an Access Person or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the Access Person or related person with regard to investment decisions prior to execution.

❑ Other: ____

Upon completion of this form, return to aucompliance@clearbridge.com.

Access Person Signature | Date

Head of Legal, Risk & Compliance Signature | Date

EXHIBIT D

OUTSIDE INVESTMENT APPROVAL REQUEST FORM

ClearBridge Code of Ethics requires Access Persons to obtain the ***prior written approval*** of the CIO and the Head of Legal, Risk & Compliance ***before*** making an outside investment. Examples of "outside investments" include, but are not limited to, private placements and any investments in securities that cannot be made through an Approved Brokerage account. If the investment is a private placement, you must provide a copy of the offering document, e.g., prospectus, offering memorandum or statement or other similar document.

Access Persons must not make an outside investment if such investment may present a potential conflict of interest. Approval of such investment reflects a determination that it does not pose a conflict of interest with clients.

Name:

Date:

Title/Position:

Office Telephone Number:

Department Name:

Location:

Name of Investment:

Anticipated Date of Investment:

Amount of Investment:

Type of Investment — Private placement ☐ — **Other investment which cannot be made through an approved brokerage account (specify):** ☐

Is your participation exclusively as a passive investor? — Yes ☐ — No ☐ **(If No, please explain any other involvement):**

Will this purchase be made in a brokerage account? — Yes ☐ — No ☐ — **If yes, which account?**

Did you raise capital for this investment? ☐ — **Or use your own money?** ☐

Additional Remarks:

....

Access Person Representation: I certify that this investment does not take an investment opportunity from a client.

Upon completion of this form, return to aucompliance@clearbridge.com.

Access Person Signature — Date

Head of Legal, Risk & Compliance Signature — Name and of Head of Legal, Risk & Compliance — Date

CIO Signature — Name of CIO — Date

EXHIBIT E

INITIAL REPORT OF SECURITIES HOLDINGS FORM

This report must be signed, dated and returned within 10 days of employment and the holdings report must be current as of a date not more than 45 days prior to the person becoming an Access Person.

Upon completion of this form, return to aucompliance@clearbridge.com.

Access Person Name ____________________ Date of Employment ____________________

Brokerage Accounts:

☐ I do not have a *beneficial ownership* of any account(s) with any financial services firm.
Please refer to f A for definition of *beneficial ownership*.

☐ I maintain or have a *beneficial ownership* in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-*e.g.*, a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a *beneficial ownership*, if:

- you own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. ***Use additional sheets if necessary.***
- Your securities are not held with a financial service(s) firm (e.g., stock and dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

Title of Security	Ticker Symbol	Number of Shares	Principal Amount	Financial Services Firm

☐ I, ……………………………………………………………………have no securities holdings to report

Date: ____________________ Signature ____________________

EXHIBIT F INITIAL PUBLIC OFFERING REQUEST FORM ClearBridge’s Code of Ethics requires Access Persons to obtain the prior written approval of the CIO and the Head of Legal, Risk & Compliance before buying an initial public offering. An IPO is an offering of securities in regard to which a disclosure document is available and has been filed with the appropriate regulator with the intention to list on a recognised exchange or other authorised trading venue. Kindly provide any such supporting documentation together with this form. Please note that Portfolio Managers are prohibited from participating in an IPO in their personal accounts except for offerings of closed end funds. Access Persons must not make an investment in an initial public offering if such investment may present a potential conflict of interest. Access Person Representation: I certify that this investment does not take an investment opportunity from a client. Upon completion of this form, return to aucompliance@clearbridge.com. Name Date Title/Position Name of Security Anticipated Date of Offering Number of Shares Access Person Signature Date Head of Legal, Risk & Compliance Signature Name of Head of Legal, Risk & Compliance Date CIO Signature Name of CIO Date